UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

CHINA PHARMA HOLDINGS, INC.
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 (Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China                  570216
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17CFR240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Current Report on Form 8-K filed by China Pharma Holdings, Inc., a Nevada corporation (the “Company”) on September 4, 2013 (the “Previous 8-K”) with the Securities and Exchange Commission, on September 1, 2013, Hansen, Barnett & Maxwell, P.C. (“HBM”) resigned as the independent registered public accounting firm of the Company.  HBM recently entered into an agreement with Eide Bailly LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of HBM.  At the time of the filing of the Previous 8-K, the Company was in the process of seeking a new independent registered public accounting firm.

Engagement of New Independent Accountant

Effective October 10, 2013, the Audit Committee of the Company engaged Arshak Davtyan, CPA (“Davtyan”) as the Company’s independent registered public accountant to provide audit services for the fiscal year ended December 31, 2013 and to review the financial statements for the interim period ended September 30, 2013.

During the fiscal years ended December 31, 2012 and 2011, and the subsequent interim period prior to engaging Davtyan as the Company’s new independent registered public accountant on October 10, 2013, neither the Company nor anyone acting on its behalf has consulted Davtyan with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Davtyan concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in item 304(a)(1)(iv) of regulation S-K and the related instructions), or a reportable event (as described in item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013

CHINA PHARMA HOLDINGS, INC.

By: /s/Zhilin Li
Zhilin Li
President and Chief Executive Officer